    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PROXIMA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                   95-3740880
     (STATE OF INCORPORATION)               (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             9440 CARROLL PARK DRIVE
                               SAN DIEGO, CA 92121

   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                              AMENDED AND RESTATED
                               PROXIMA CORPORATION
                                 1996 STOCK PLAN
                            (FULL TITLE OF THE PLAN)


                                DENNIS A WHITTLER
                           VICE PRESIDENT, FINANCE AND
                             CHIEF FINANCIAL OFFICER
                               PROXIMA CORPORATION
                             9440 CARROLL PARK DRIVE
                               SAN DIEGO, CA 92121
                                 (619) 457-5500
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   Copies to:
                            ROBERT T. CLARKSON, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300



                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                          PROPOSED       PROPOSED
                                                          MAXIMUM         MAXIMUM
       TITLE OF EACH CLASS               AMOUNT           OFFERING       AGGREGATE      AMOUNT OF
        OF SECURITIES TO                  TO BE            PRICE         OFFERING      REGISTRATION
          BE REGISTERED                REGISTERED       PER SHARE(1)       PRICE           FEE
---------------------------------------------------------------------------------------------------
Common Stock,
 par value $0.001 per share.....    1,000,000 shares      $12.6875      $12,687,500     $3,844.70

(1)The Proposed Maximum Offering Price Per Share was estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of computing the registration fee, based on the average of the high and low prices per share of the Common Stock on the Nasdaq National Market System on January 27, 1997.

                               PROXIMA CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996, and September 29, 1996, filed pursuant to Section 13 of the Exchange Act.

(3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-21034), filed pursuant to Section 12(g) of the Exchange Act.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

        The Proxima documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. Proxima's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.


ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Counsel for the Company, Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), 650 Page Mill Road, Palo Alto, California 94304-1050, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Registrant's 1996 Stock Plan (the "Plan"), be legally and validly issued, fully paid and non-assessable. Certain members of WSGR, or investment partnerships of which such persons are partners, beneficially own approximately 2,000 shares of the Registrant's Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Ninth of the Company's Certificate of Incorporation and Article VI of the Bylaws of the Company provide for indemnification of officers and directors to the maximum extent permitted by the Delaware General Corporation Law and allow for such indemnification of other employees and agents. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into agreements with its officers and directors that require the Company to indemnify its officers and directors to the maximum extent permitted by law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number
-------

4.1 Amended and Restated Proxima Corporation 1996 Stock Plan, with forms of Stock Option Agreements, Restricted Stock Purchase Agreement and related documents, incorporated by reference from Exhibit 10.1 of the Company's Report on Form 10-Q for the quarter ended September 29, 1996, File No. 0-21034.

5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

23.1    Independent Auditor's Consent (Deloitte & Touche LLP)

23.2    Consent of Wilson Sonsini Goodrich & Rosati (Included in Exhibit 5.1)

24.1    Power of Attorney (See page II-5)


ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a) (3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                         Provided, however, that paragraphs (a)(1) (i) and
(a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 31, 1997.

                          PROXIMA CORPORATION

                          By: /s/ Dennis A. Whittler
                              --------------------------------------------------
                                 Dennis A. Whittler, Vice President, Finance and Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis A. Whittler and John E. Rehfeld, each of them, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                     Date
-------------------------------------------------------------------------------------
/s/ John E. Rehfeld        President, Chief Executive Officer and    January 31, 1997
-----------------------    Director (Principal Executive Officer)
(John E. Rehfeld)

/s/ Patrick Arrington      Director                                  January 31, 1997
-----------------------
(Patrick Arrington)

/s/ Robert W. Johnson      Director                                  January 31, 1997
-----------------------
(Robert W. Johnson)

/s/ Richard E. Belluzzo    Director                                  January 31, 1997
-----------------------
(Richard E. Belluzzo)

/s/ Jeffrey M. Nash        Director                                  January 31, 1997
-----------------------
(Jeffrey M. Nash)

/s/ Kenneth E. Olson       Chairman of the Board and Director        January 31, 1997
-----------------------
(Kenneth E. Olson)

/s/ John M. Seiber         Director                                  January 31, 1997
-----------------------
(John M. Seiber)

/s/ Dennis A. Whittler     Vice President, Finance and Chief         January 31, 1997
-----------------------    Financial Officer (Principal Financial
(Dennis A. Whittler)       and Accounting Officer)

                                INDEX TO EXHIBITS



Exhibit
Number      Description
-------     -----------
  4.1       Amended and Restated Proxima Corporation 1996 Stock Plan,
            with forms of Stock Option Agreements, Restricted Stock
            Purchase Agreement and related documents, incorporated by reference from Exhibit 10.1 of the Company's Report on Form 10-Q for the quarter ended September 29, 1996, File
            No. 0-21034.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered

 23.1       Independent Auditor's Consent (Deloitte & Touche LLP)

 23.2       Consent of Wilson Sonsini Goodrich & Rosati (Included in
            Exhibit 5.1)

 24.1       Power of Attorney (see page II-5)